UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

YAPPN CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-175667	27-3848069
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (zip code)

888-859-4441
 (Registrant's telephone number, including area code)

1455 Corley Drive London, Ontario N6G 2K5
(Former name or former address, if changed since last report)

Copies to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The Asset Purchase Agreement

On March 28, 2013, Yappn Corp., a Delaware corporation (“we” or the “Company”) purchased a prospective social media platform and related group of assets known as Yappn (“Yappn”) from Intertainment Media, Inc., a corporation organized under the laws of Canada (“IMI”), for 70,000,000 shares of the Company’s common stock, par value $0.0001 per share, pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among IMI, the Company, and Yappn Acquisition Sub., Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Yappn Sub”).  Included in the purchased assets is a services agreement (the “Services Agreement”) dated March 21, 2013 by and among IMI and its wholly owned subsidiaries Ortsbo, Inc., a corporation organized under the laws of Canada (“Ortsbo Canada”), and Ortsbo USA, Inc., a Delaware corporation (“Ortsbo USA” and, collectively with Ortsbo Canada, “Ortsbo”).  Ortsbo is the owner of certain multi-language real time translation intellectual property that will be a significant component of the Yappn business opportunity.

Pursuant to the terms and conditions of the Asset Purchase Agreement:

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At the closing of the transactions contemplated by the Asset Purchase Agreement (the “Asset Purchase”), the Company sold an aggregate of 4,001,000 units (“Units”) in a private placement (the “Private Placement”) of its securities to certain investors (the “Investors”).  $400,000 of the Units were sold at a per Unit price of $0.10. Additionally, and included in the foregoing Unit total, an aggregate of $200,000 of bridge notes (plus $1,000 in accrued but unpaid interest on such bridge notes) of the Company converted into the Private Placement at a per Unit price of $0.10.  Each Unit consisted of (i) one share of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which is convertible into one share of the Company’s common stock and (ii) a five year warrant (each, a “Warrant”, and collectively, the “Warrants”) to purchase an additional share of the Company’s common stock at a per share exercise price of $0.10.

In connection with the Private Placement, the Company and the investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to register for resale on a registration statement on Form S-1 (the “Registration Statement”) (i) the shares of common stock issuable upon conversion of the Series A Preferred Stock and (ii) the shares of common stock underlying the Warrants.  The Company agreed to file the Registration Statement with the Securities and Exchange Commission (the “SEC”) within 90 days of the final closing of the Private Placement and to cause the Registration Statement to be declared effective within 180 days of the filing date.

Also in connection with the Private Placement, the Company and the Investors entered into a lock-up agreement (the “Investor Lock-up Agreement”) pursuant to which all of the shares of Series A Preferred Stock and the Warrants sold in the Private Placement, and the shares of common stock issuable upon conversion of the Series A Preferred Stock and underlying the Warrants, may not, subject to certain exceptions and a leak-out provision, be sold or transferred until the earlier of (i) 12 months from the closing of the Private Placement or (ii) the last day of a consecutive 20 trading day period that the Company’s common stock has (x) had a minimum closing price of $0.75 per share and (y) had a minimum trading volume of at least 120,000 shares of common stock per day.

•
Immediately following the Asset Purchase, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred all of its pre-Asset Purchase assets and liabilities to its wholly owned subsidiary, Plesk Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, the Company transferred all of the outstanding capital stock of SplitCo to certain former shareholders of the Company in exchange for cancellation of an aggregate of 112,500,000 shares of the Company’s common stock held by such persons (the “Split-Off”), which left 30,000,000 shares of the Company’s common stock held by persons who were stockholders of the Company prior to the Asset Purchase and which constitute the Company’s “public float” that will continue to represent the shares of the Company’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

•
The Company adopted, and its stockholders approved, an equity incentive plan (the “2013 Incentive Plan”) pursuant to which 10,000,000 shares of the Company’s authorized but unissued common stock may be issued as incentive awards to officers, directors, employees, consultants and other qualified persons.

The foregoing description of the Asset Purchase and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Purchase Agreement, which is filed as Exhibit 2.1 hereto, (ii) the IMI Lock-Up Agreement, which is filed as Exhibit 10.1 hereto and (ii) the Services Agreement, which is filed as Exhibit 10.13 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Certificate of Designation and Preferences of Series A Convertible Preferred Stock filed as Exhibit 3.1 hereto, (ii) the form of Warrant filed as Exhibit 10.2 hereto, the form of Subscription Agreement filed as Exhibit 10.3 hereto, (ii) the form of Registration Rights Agreement filed as Exhibit 10.4 hereto; (iii) the form of Investor Lockup filed as Exhibit 10.5 hereto, (iv) the form of Note Purchase Agreement filed as Exhibit 10.6 hereto, the form of Note filed as Exhibit 10.7 hereto and the form of First Amendment to Note Purchase Agreement filed as Exhibit 10.8 hereto, each of which is incorporated herein by reference.

The foregoing description of the Split-Off and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Conveyance Agreement filed as Exhibit 10.9 hereto and (ii) the Stock Purchase Agreement filed as Exhibit 10.10 hereto, each of which is incorporated herein by reference.

The foregoing description of the 2013 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2013 Incentive Plan filed as Exhibit 10.11 hereto, which is incorporated herein by reference.

Following the closing of the Asset Purchase, the closing of the Private Placement for $401,000 (including $200,000 of bridge notes (plus $1,000 in accrued but unpaid interest on such bridge notes) of the Company converted into the Private Placement) and the Company’s cancellation of 112,500,000 shares in the Split-Off, there were issued and outstanding (i) 105,000,000 shares of the Company’s common stock, (ii) 4,001,000 shares of Series A Preferred Stock, each convertible into one share of common stock, and (iii) 4,001,000 Warrants, each exercisable into one share of common stock.  Approximately 28.57% of the issued and outstanding shares of common stock are held by the former stockholders of the Company.

The shares of common stock issued to IMI in connection with the Asset Purchase and the shares of Series A Preferred Stock and the Warrants issued in the Private Placement were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these securities contain a legend stating the restrictions applicable to such securities.

Changes to the Board of Directors and Executive Officers.  On March 28, 2013, effective upon the closing of the Asset Purchase, the Company’s sole officer and director, Steven Wayne Parsons, resigned from all of his officer positions with the Company, remaining on the board of directors, and David Lucatch, Herb Willer, Marc Saltzman and Neil Stiles were appointed to the board of directors.  Mr. Saltzman and Mr. Stiles were each deemed to be an “independent director”, as that term is defined by the listing standards of the national exchanges and SEC rules.  David Lucatch was appointed Chief Executive Officer of the Company and Mr. Willer was appointed Chairman.  Mr. Lucatch and Mr. Willer currently serve as the Chief Executive Officer and Chairman, respectively, of IMI.

David Lucatch, Chief Executive Officer and Director.  Mr. Lucatch, 50, has served as the Chief Executive Officer and director of Intertainment Media, Inc., a company listed on the TSX Venture Exchange, on the OTCQX and in Frankfurt, since 2006 and as its President from 2006 through 2011.  He has served as a director of Ortsbo, Inc., a wholly owned subsidiary of Intertainment Media, Inc., since 2010, as its President from 2010 through 2011 and as its Chief Executive Officer from 2010 through 2012.  He has served as a director of Ortsbo USA, Inc., a wholly owned subsidiary of Ortsbo Inc., since 2011.  Mr. Lucatch also currently serves as an officer and/or director of several other subsidiaries of Intertainment Media, Inc., as the President and a director of Alimor Ventures Inc. since 2000, as the President and a director of Alimor Consulting, Inc. since 2000, as the President and a director of Savers Plus Canada, Inc. since 2003, as a director of Poynt Corporation from 2011 to June 2012 and as a director of Silverbirch, Inc. from 2007 through 2008.  Mr. Lucatch was selected to serve on the board of directors due to his extensive experience with social media, his perspective as the creator of the Yappn concept and his perspective as the Chief Executive Officer and a director of the Company’s largest controlling stockholder.  Throughout his business career Mr. Lucatch has been an active supporter of a number of not for profit organizations and has been recognized internationally for his service and support.  Mr. Lucatch graduated in 1985 from the University of Toronto.  Mr. Lucatch continues to mentor at the University of Toronto and the Management Economics Student Association programs and various leadership programs.  In 2010 Mr. Lucatch was a recipient of an Arbour Award from the University of Toronto, recognizing his continued activities and contributions to the University of Toronto.  Mr. Lucatch is a member of the College of Electors of the University of Toronto and of the Ontario Securities Commission SME Committee.

Marc Saltzman, Director.  Mr. Saltzman, 42, has reported on the technology industry since 1996 as a freelance journalist, author, lecturer, consultant, and radio and TV personality.  Along with his weekly syndicated columns with Gannett, the United States’ largest newspaper group, Mr. Saltzman currently contributes to USA Today, USA Today.com, Yahoo! (U.S. and Canada), CNN.com, MSN and AARP – The Magazine.  Mr. Saltzman writes and hosts “Gear Guide,” a technology-focused video that runs nationally across Canada at movie theaters before the film trailers start.  Mr. Saltzman was selected to serve on the board of directors due to his extensive knowledge of the technology industry, interactive entertainment and online/social media trends.

Neil Stiles, Director. Mr. Stiles, 55, served as the President and publisher of Variety, Inc. from 2008 through 2012. In these positions, Mr. Stiles was responsible for the global business operations of the Variety franchise including Variety, Daily Variety, Daily Variety Gotham and Variety.com.  Additionally, he oversaw the publications Video Business, Tradeshow Week and 411 Publishing, and played a leading role in the management of MarketCast, a leading provider of marketing research for the film and television industries.  In late 2012 he executed the sale of the Variety Group.  Mr. Stiles has also served on the boards of directors of Randian LLC since 2011 and 2020 Capital LLC since 2011. Mr. Stiles has more than 30 years of experience in the magazine industry, beginning as a music industry journalist in the mid-1970s and moving into sales management positions throughout the 1980s.  Before joining the Variety team in 2008, Mr. Stiles played a large role in the management of sister company Reed Business Information-UK (“RBI”) as its board director.  As a director of RBI he oversaw a number of online initiatives including the acquisition of eMedia. Following the acquisition, Mr. Stiles served as the Chief Executive Officer of eMedia.   Mr. Stiles has served on the board of directors of LA’s BEST, one of the United States’ largest after school programs, and on the boards of BritWeek and BAFTA LA, and has served as the Chairman of BAFTA LA since 2011.  Mr. Saltzman was selected to serve on the board of directors due to his extensive business experience and knowledge of the entertainment industry.

Herb Willer, Chairman and Director. Mr. Willer, 59, has served as the Chairman of Intertainment Media, Inc. since 2012 and as a Director and Committee Chair since 2006.  He has served on the board of directors of Mill Street Brewery since 2003, Pitchpoint Solutions Inc. since 2007, and Healthcare 365 Inc. since 2010. Mr. Willer has served on the advisory board for the TSX Venture Exchange since 2012, as Chairman of the pension committee of the Princess Margaret Hospital in Toronto since 2008 and as a member of the investment committee of the University Health Network of Toronto.  Mr. Willer is a Canadian Chartered Accountant and is the President and founder of HMW Capital Inc., a Canadian Limited Market Dealer primarily focused on private equity investments. He has served as the President of HMW Capital Inc. since 2005. From 2003 to 2006, Mr. Willer was a partner of Kingsdale Capital, a brokerage firm, and prior to 2002 Mr. Willer was a global partner with Arthur Andersen and headed its entrepreneurial practice group in Ontario. Mr. Willer was selected to serve on the board of directors due to his extensive experience with emerging and growth companies and his perspective as the Chairman of the Company’s largest controlling stockholder.

Changes to the Business.   Through our wholly owned subsidiary, Yappn Acquisition Sub, Inc., we intend to further develop the Yappn assets and create an online social community where users can meet, chat, engage and consume content in almost any language online and through smart phone applications.  We anticipate that the Yappn platform will include instant chat capabilities, message boards and gamification features, each of which will be translated in real time into the user’s native language.  Yappn will be a topic based social media site, as opposed to a connection based networking site, that will focus on encouraging users to discuss current events, celebrities, technology, sports, entertainment and other popular areas of conversation.  Upon the closing of the Asset Purchase, we relocated our executive offices to 1001 Avenue of the Americas, 11th Floor, New York, NY 10018.

Accounting Treatment. The Asset Purchase is being accounted for as an acquisition of assets rather than a business pursuant to Financial Accounting Standards Board Accounting Standards Codification 805-50-30 “Business Combinations”.  Accordingly, assets acquired through a transaction that is not a business combination shall be measured based on the cash consideration paid plus either the fair value of the non-cash consideration given or the fair value of the assets acquired, whichever is more clearly evident.

Following the Asset Purchase, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Yappn

Overview

Yappn will be a social media website at www.yappn.com that will host multi-language conversations based on different topics, such as interests, brands, and activities, in an environment that incentivizes user engagement through rewards and other gamification features.  Upon the closing of the Asset Purchase, the Company acquired the following assets from IMI (the “Purchased Assets”): (i) the Yappn name and all associated trademark, service mark, trade dress and copyrights associated with the Yappn name, logo and graphic art, (ii) the yappn.com domain name, (iii) the Services Agreement between IMI and Ortsbo, the owner of certain multi-language real-time translation intellectual property that will be a significant component of the Yappn business opportunity, (iv) the Yappn business concept and (v) other Yappn related assets the parties may mutually identify and agree shall be included as part of the Purchased Assets.  Specifically excluded from the Purchased Assets are any assets not listed as Purchased Assets and any assets and other intellectual property owned by Ortsbo except to the extent set forth in the Services Agreement.

The Company’s goal is to create, through Yappn, an online social community where people can meet, chat, engage and consume content in multiple languages simultaneously.  We anticipate that the Yappn platform will include instant chat capabilities, message boards and gamification features, each of which will be translated in real time into the user’s native language.

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Meet and Chat. The Yappn platform will enable users to meet people from all over the world without any language barriers and to interact with them through online chatting and forums by providing access to topical discussion boards in almost 70 languages.  This will permit real-time multiple language conversations to co-exist without the “fracturing” that comes as a result of many people posting in multiple languages to a single chat area or splintering the audience by segregating posts by language. We intend that users will be able to connect to other social networks and to interact with friends and followers on Facebook, Yahoo!, Twitter and other social media.

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Engage and Consume. Unlike many social media sites, Yappn will not be primarily “friend” focused, but instead will be a “topic” or “interest” focused site bringing people together to discuss current events, celebrities, technology, sports, entertainment and other popular areas of conversation. Yappn will have an extensive “gamification” system that will reward users for their engagement through virtual “trophies”, “badges”, and “medals” for participation in selected events.

Our Strategy

The Company is currently evaluating development structures, reviewing hosting and user interfaces, selecting gamification provisions and inviting users to participate in its beta testing program.  The Company plans to launch the Yappn website in the summer of 2013.  At the present time, the Company does not have a sales and revenue generation program.  Once the Yappn beta program is completed, the Company will analyze user statistics and commence its anticipated sales and revenue generation program.  The Company plans to offer opportunities for corporate sponsorship of message boards, contests and surveys and to provide marketers with access to its analytics platform.  The Company anticipates that the majority of its revenues will come from corporate sponsorships and the analytic platform, not from the sale of advertising space.

The Services Agreement

The Company acquired the rights under the Services Agreement dated March 21, 2013 between IMI and IMI’s wholly owned Ortsbo subsidiaries upon the closing of the Asset Purchase.  The services provided by Ortsbo under the Services Agreement will be integral to the Company’s new business focus relating to the Yappn assets.  Pursuant to the terms of the Services Agreement, Ortsbo will make available to the Company its representational state transfer application programming interface (the “Ortsbo API”), which provides multi-language real-time translation as a cloud service.  The Company has the right to incorporate the Ortsbo API service in its Yappn social media platform, including enabling multi-language translation of all web content, forums, user comments, sponsor advertisements, and any other text based language pertaining to the Yappn experience, whether viewed on the yappn.com domain or pursuant to a mobile app or other form of digital delivery to the end user (collectively, the “API Services”).  The Services Agreement also provides that Ortsbo makes its “Live and Global” product offering (the “Video Service” and, together with the API Services, the “Services”), which enables a cross language experience for a live, video streaming production, available to the Company as a service for marketing and promoting the Yappn product in the marketplace.  The Services do not include the “chat” technology itself and the Company shall be solely responsible for creating, securing or otherwise building out its website and any mobile applications to include chat functionality, user forums, user feedback, and related functionality within which the Ortsbo API can be utilized to enable multi-language use.  No intellectual property owned by Ortsbo will be transferred to the Company except to the extent set forth in the Services Agreement as described in “Intellectual Property” set forth below.

Upon the execution of the Services Agreement on March 21, 2013, IMI paid Ortsbo an initiation fee of $1,000,000 in the form of forgiveness of debt.  For all ongoing services provided under the Services Agreement, the Company shall pay Ortsbo an amount equal to the actual cost incurred by Ortsbo in providing the Services, plus thirty percent (30%).  In addition, the Company shall pay to Ortsbo an ongoing revenue share which shall equal seven percent (7%) of the gross revenue generated by the Company’s activities utilizing the Ortsbo Services (the “Revenue Share”).  If the Company is earning revenue without use of the Services because, for example, all communications are taking place in English, then no Revenue Share shall be owing to Ortsbo with respect thereto.  If there is a blend of multi-language and English-English communications, then the parties shall do their best to pro rate or apportion the revenues appropriately in order to compensate Ortsbo for the portion of the Company’s revenues enabled by use of the Services from Ortsbo.  The Services Agreement may be terminated by either party with 60 days notice and both parties may not, for the term of the Agreement and a period of two years thereafter, (i) directly or indirectly assist any business that is competitive with the other party’s business, (ii) solicit any person to leave employment with the other and (iii) solicit or encourage any customer to terminate or otherwise modify adversely its business relationship with the other.

Competition

Our new business focus relating to and arising from the development of the Yappn assets is characterized by innovation, rapid change, and disruptive technologies.  We will face significant competition in every aspect of this business, including from companies that provide tools to facilitate the sharing of information, that enable marketers to display personalized advertising and that provide users with multi-language real-time translation of social media platforms.  We will compete with the following, many of whom have significantly greater resources than we do:

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Companies that offer full-featured products that provide a similar range of communications and related capabilities that we provide.  These offerings include, for example, Facebook, LinkedIn, Craigslist, Google+, which Google has integrated with certain of its products, including search and Android, as well as other, largely regional, social networks that have strong positions in particular countries, such as Mixi in Japan and vKontakte and Odnoklassniki in Russia.

•	Companies that provide web- and mobile-based information and entertainment products and services that are designed to engage users.
•	Companies that offer platforms for game developers to reach broad audiences with free-to-play games including Facebook and Apple's iOS and Google's Android mobile platforms.
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Traditional and online businesses that offer corporate sponsorship opportunities and provide media for marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

We anticipate that we will compete to attract, engage, and retain users, to attract and retain marketers, to attract and retain corporate sponsorship opportunities, and to attract and retain highly talented individuals, especially software engineers, designers, and product managers.  As we introduce new features to the Yappn platform, as the platform evolves, or as other companies introduce new platforms and new features to their existing platforms, we may become subject to additional competition. We believe that our ability to quickly adapt to a changing marketplace, and our experienced management team, will enable us to compete effectively in the market.  Further, we believe that our focus on encouraging user engagement based on topics and interests, rather than on “friends” or connections, will differentiate us from much of the competition.

Intellectual Property

The Company owns (i) the yappn.com domain name and (ii) the Yappn name and all trademarks, service marks, trade dress and copyrights associated with the Yappn name, logo and graphic art.  The Company may prepare several patent filings in the future. Upon payment of the applicable fees pursuant to the Services Agreement, the Company will become the exclusive owner of copyright in the literary works or other works of authorship delivered by Ortsbo to the Company as part of the Services provided under the Services Agreement (the “Deliverables”).  All such rights shall not be subject to rescission upon termination of the Services Agreement.  Also as set forth in the Services Agreement, the Company shall grant to Ortsbo (i) a non-exclusive (subject to certain limitations) license to use the Deliverables for the sole purpose of developing its technology, (ii) a non-exclusive license to use, solely in connection with the provision of the Services, any intellectual property owned or developed by or on behalf of the Company and necessary to enable Ortsbo to provide the Services and (iii) a license to use intellectual property obtained by the Company from third parties and necessary to enable Ortsbo to provide the Services.  All such licenses shall expire upon termination of the Services Agreement.

Marketing

The Company intends that the Yappn community will grow virally with users inviting their friends to connect with them, supported by internal efforts to stimulate user awareness and interest. In addition the Company plans to invest in marketing its services to build its brand and user base around the world and to regularly host online events and conferences to engage with developers, marketers and online consumers.

 Research and Development

The Company has not expended funds for research and development costs since inception.

Properties.

The Company does not own or lease any real property at this time.

Employees

As of April 3, 2013, the Company had one (1) full-time employee, Mr. Lucatch, and zero (0) part-time employees.   The Company believes its employee relations to be good.  The Company, at this time, has a number of independently contracted individuals and organizations.

Government Regulation

The Company is subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm the Company’s business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services. In particular, the Company is subject to federal, state, and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection which could affect the Company.  For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our most recent post effective registration statement on Form S-1 and our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to the Yappn Assets

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We are a development stage company and have generated no revenue to date. We have, prior to Asset Purchase, been involved in unrelated businesses. Our efforts to create a social media platform incorporating multi-language real time translation intellectual property where users will be able to meet, chat, engage and consume content in almost any language are still in development. Therefore, we have no operating history in executing our business model which includes, among other things, implementing and completing alpha and beta testing programs, attracting and engaging users, developing methods for analyzing user statistics, developing our gamification program and strategies, offering opportunities for corporate sponsorships and providing marketers with access to our analytics platform.  Our lack of operating history makes it difficult to evaluate our current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with no operating history, there is a significant risk that we will not be able to implement or execute our current business plan, or demonstrate that our business plan is sound; and/or raise sufficient funds in the capital markets to effectuate our business plan.  If we cannot execute any one of the foregoing or similar matters relating to our operations, our business may fail.

We are solely reliant on one company to provide the intellectual property and services that are integral to our business.  Further, certain of our officers and directors are also officers and directors of this company, which could result in a conflict of interest.

We acquired the rights under the Services Agreement dated March 21, 20013 between IMI and IMI’s wholly owned Ortsbo subsidiaries upon the closing of the Asset Purchase. The multi-language real time translation services provided by Ortsbo under the Services Agreement are integral to our business model and we do not presently have any independent capability to provide these services on our own, and we do not believe it is feasible to develop this capability. If we fail to generate revenue, we may run out of money and default on our payment obligations to Ortsbo, which could result in Ortsbo terminating the agreement. If the Services Agreement is terminated or if the terms of the agreement are amended to our detriment, we cannot guarantee that we will be able to find another provider who will provide the services to us on similar terms or at all, which will hurt our ability to implement our business plan and our revenue, financial results and business may be adversely affected. Further, Mr. Lucatch, our Chief Executive Officer and a director, and Mr. Willer, our Chairman and a director, are board members and the Chief Executive Officer and Chairman, respectively, of IMI, Ortsbo's controlling stockholder, which may cause a conflict of interest.

If we fail to attract new users, or if our users are not actively engaged with Yappn, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our users’ level of engagement will be critical to our success. Our financial performance will be significantly determined by our success in attracting, retaining, and engaging active users.  To the extent we cannot achieve a sufficiently large user base, our business performance will become increasingly dependent on our ability to increase levels of user engagement and monetization. If people do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. In the event that we do develop a large user base, there is no guarantee that we will not experience a similar erosion of our active user base or engagement levels. Any decrease in user retention, growth, or engagement could render Yappn less attractive to marketers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect user growth, retention and engagement, including if:

•           users increasingly engage with other products or activities;
•           we fail to introduce new and improved products or if we introduce new products or services that are not favorably received;
•           we are unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;
•           there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;
•           we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful, and relevant to them;
•           users adopt new technologies where Yappn may not be featured or otherwise available;
•           there are adverse changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;
•           technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience, such as any failure to prevent spam or similar content;
•           we adopt policies or procedures related to areas such as sharing or user data that are perceived negatively by our users or the general public;
•           we fail to provide adequate customer service to users or marketers; or
•           we, or other companies in our industry are the subject of adverse media reports or other negative publicity.

If we are unable to maintain and increase our user base and user engagement, our revenue and financial results may be adversely affected.

Yappn user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.

There is no guarantee that popular mobile devices will feature Yappn. We are dependent on the interoperability of Yappn with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems that degrade our products' functionality or give preferential treatment to competitive products could adversely affect Yappn usage on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. In the event that it is more difficult for our users to access and use Yappn on their mobile devices, or if our users choose not to access or use Yappn on their mobile devices or use mobile products that do not offer access to Yappn, our user growth and user engagement could be harmed.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

We will face significant competition in every aspect of our business, including from companies that provide multi language real time translation of social media platforms, tools to facilitate the sharing of information, companies that enable marketers to display personalized advertising and companies that provide development platforms for applications developers. We will compete with companies that offer full-featured products that replicate much of the range of communications and related capabilities we provide. These offerings include, for example, Facebook, Google+, which Google has integrated with certain of its products, including search and Android, as well as other, largely regional, social networks that have strong positions in particular countries, such as Mixi in Japan and vKontakte and Odnoklassniki in Russia. We will also complete with companies that develop applications, particularly mobile applications, such as photo-sharing, messaging, and micro-blogging, and companies that provide web- and mobile-based information and entertainment products and services that are designed to engage users and capture time spent online and on mobile devices. In addition, we will face competition from traditional and online businesses that provide media for marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

Many of our potential competitors may have significantly greater resources or better competitive positions in certain product segments, geographic regions or user demographics than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market conditions. We believe that some of our potential users are aware of and actively engaging with other products and services similar to, or as a substitute for, Yappn. In the event that our users increasingly engage with other products and services, we may experience a decline in user engagement and our business could be harmed.

Our competitors may develop products, features, or services that are similar to ours or that achieve greater acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors, including Facebook and Google, could use strong or dominant positions in one or more markets to gain competitive advantage against us in areas where we operate including: by integrating competing social networking platforms or features into products they control such as search engines, web browsers, or mobile device operating systems; by making acquisitions; or by making access to Yappn more difficult. As a result, our competitors may acquire and engage users at the expense of the growth or engagement of our user base, which may negatively affect our business and financial results. We believe that our ability to compete effectively will depend upon many factors both within and beyond our control, including:

•           the popularity, usefulness, ease of use, performance, and reliability of our products compared to our competitors;
•           the size and composition of our user base;
•           the engagement of our users with our products;
•           the timing and market acceptance of products, including developments and enhancements to our or our competitors' products;
•           our ability to monetize our products, including our ability to successfully monetize mobile usage;
•           the frequency, size, and relative prominence of the ads displayed by us or our competitors;
•           customer service and support efforts;
•           marketing and selling efforts;
•           changes mandated by legislation, regulatory authorities, or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on us;
•           acquisitions or consolidation within our industry, which may result in more formidable competitors;
•           our ability to attract, retain, and motivate talented employees, particularly software engineers;
•           our ability to cost-effectively manage and grow our operations; and
•           our reputation and brand strength relative to our competitors.

If we are not able to compete effectively, our user base and level of user engagement may decrease, which could make us less attractive to marketers and materially and adversely affect our revenue and results of operations.

Action by governments to restrict access to Yappn in their countries could substantially harm our business and financial results.

It is possible that governments of one or more countries may seek to censor content available on Yappn in their country, restrict access to Yappn from their country entirely, or impose other restrictions that may affect the accessibility of Yappn in their country for an extended period of time or indefinitely. Access to several existing social media platforms, including Facebook and Google, has been or is currently restricted in whole or in part in China, Iran, North Korea, and Syria. In addition, governments in other countries may seek to restrict access to Yappn if they consider us to be in violation of their laws. In the event that access to Yappn is restricted, in whole or in part, in one or more countries or our competitors are able to successfully penetrate geographic markets that we cannot access, our ability to retain or increase our user base and user engagement may be adversely affected, we may not be able to maintain or grow our revenue as anticipated, and our financial results could be adversely affected.

Our new products and changes to existing products could fail to attract or retain users or generate revenue.

Our ability to retain, increase, and engage our user base and to increase our revenue will depend heavily on our ability to create successful new products. We may introduce significant changes to our existing products or develop and introduce new and unproven products, including using technologies with which we have little or no prior development or operating experience. If new or enhanced products fail to engage users or marketers, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected. In the future, we may invest in new products and initiatives to generate revenue, but there is no guarantee these approaches will be successful.  If we are not successful with new approaches to monetization, we may not be able to maintain or grow our revenue as anticipated or recover any associated development costs, and our financial results could be adversely affected.

Improper access to or disclosure of our users' information, or violation of our terms of service or policies, could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have chosen to share using Yappn may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users' data. If any of these events occur, our users' information could be accessed or disclosed improperly.

Any incidents involving unauthorized access to or improper use of the information of our users or incidents involving violation of our terms of service or policies could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

Our costs are continuing to grow, which could harm our business model and profitability.

Developing the Yappn platform is costly and we expect our expenses to continue to increase in the future as we implement and complete beta and alpha testing of our platform, build a user base, as users increase their engagement with us, and as we develop and implement new product features that require more computing infrastructure. We expect that we will incur increasing costs, in particular for servers, storage, power, and data centers, to support our anticipated future growth. In addition, our costs may increase as we hire additional employees, particularly as a result of the significant competition that we face to attract and retain technical talent. Our expenses may continue to grow faster than our revenue over time. Our expenses may be greater than we anticipate, and our investments may not be successful. In addition, we may increase marketing, sales, and other operating expenses in order to grow and expand our operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our new business model.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, securities law compliance, and online payment services. The introduction of new products may subject us to additional laws and regulations. In addition, foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. For example, the interpretation of some laws and regulations that govern the use of names and likenesses in connection with advertising and marketing activities is unsettled and developments in this area could affect the manner in which we design our products, as well as our terms of use. A number of proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to inquiries or investigations, claims or other remedies, including fines or demands that we modify or cease existing business practices.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights.  In the future we may acquire additional patents or patent portfolios, which could require significant cash expenditures. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.

In addition, from time to time, we may contribute software source code under open source licenses and make other technology we develop available under other open licenses, and include open source software in our products. As a result of any open source contributions and the use of open source in our products, we may license or be required to license innovations that turn out to be material to our business and may also be exposed to increased litigation risk. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

David Lucatch, our sole officer and a director, has control over key decision making as a result of his control of our principal shareholder, and as a result may be able to exert influence over this shareholder, which could result in a conflict of interest.

Mr. Lucatch, our Chief Executive Officer and a director, as the Chief Executive Officer of IMI, our majority shareholder, is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Mr. Lucatch therefore has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our common stock due to the limited voting power of such stock and might harm the trading price of our common stock. In addition, Mr. Lucatch has the ability to control the management and major strategic investments of our company as a result of his position as our Chief Executive Officer and his ability to control the election or replacement of our directors. As a board member and officer, Mr. Lucatch owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders.

Our business will be dependent on our ability to maintain and scale our technical infrastructure, and any significant disruption in our service could damage our reputation, result in a potential loss of users and engagement, and adversely affect our financial results.

Our reputation and ability to attract, retain, and serve our users will be dependent upon the reliable performance of the Yappn platform and our underlying technical infrastructure. Our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. If Yappn is unavailable when users attempt to access it, or if it does not load as quickly as they expect, users may not return to our website as often in the future, or at all. As our user base and the amount and types of information shared on Yappn continue to grow, we will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of our users. It is possible that we may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business is subject to interruptions, delays, or failures resulting from earthquakes, adverse weather conditions, other natural disasters, power loss, terrorism, or other catastrophic events.

We believe that a substantial portion of our network infrastructure will be provided by third parties. Any disruption or failure in the services we receive from these providers could harm our ability to handle existing or increased traffic and could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide.

We could experience unforeseen difficulties in building and operating key portions of our technical infrastructure.

We intend to design and build software that will rely upon cloud computing infrastructure and we may also develop our own data centers and technical infrastructure through which we intend to service our products.  These undertakings are complex, and unanticipated delays in the completion of these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our products. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully utilize the underlying equipment, that could further degrade the user experience or increase our costs.

Our software is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our products incorporate software that is highly technical and complex. Our software has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Any errors, bugs, or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of David Lucatch, our Chief Executive Officer and director. We have not entered into an employment agreement with Mr. Lucatch and he may resign from Yappn at any time for any reason. The loss of Mr. Lucatch could disrupt our operations and have an adverse effect on our business.

As we continue to grow, we cannot guarantee we will be able to attract the personnel we need to achieve a  competitive position. In particular, we intend to hire a significant number of technical personnel in 2013, and we expect to face significant competition from other companies in hiring such personnel.  As we mature, the incentives to attract, retain, and motivate employees provided by our equity awards or by future arrangements may not be as effective as in the past, and if we issue significant equity to attract additional employees, the ownership of our existing stockholders may be further diluted. If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

We may incur liability as a result of information retrieved from or transmitted over the Internet or posted to Yappn and claims related to our products.

We may face claims relating to information that is published or made available on Yappn. In particular, the nature of our business exposes us to claims related to defamation, intellectual property rights, rights of publicity and privacy, and personal injury torts. This risk is enhanced in certain jurisdictions outside the United States where our protection from liability for third-party actions may be unclear and where we may be less protected under local laws than we are in the United States. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. If any of these events occur, our business and financial results could be adversely affected.

Computer malware, viruses, hacking and phishing attacks, and spamming could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure may harm our reputation and our ability to retain existing users and attract new users.

In addition, spammers attempt to use our products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make Yappn less user-friendly. We cannot be certain that the technologies and employees that we have to attempt to defeat spamming attacks will be able to eliminate all spam messages from being sent on our platform. As a result of spamming activities, our users may use Yappn less or stop using our products altogether.

Risks Relating to our Organization and our Common Stock

Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience a period of rapid and substantial growth, and if such growth continues, we will continue to place a strain on our limited administrative infrastructure. As our needs expand, we may need to hire a significant number of employees. This expansion could place a significant strain on our managerial and financial resources. To manage the possible growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

 Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of any resale registration statements or expiration of lockup agreements);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  Our common stock is quoted for trading on the OTC Bulletin Board.  We currently do not satisfy the initial listing standards of a national securities exchange, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.  If we are no longer traded on the OTC Bulletin Board for any reason our common stock may only be available for quotation on the OTC Markets.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board or the OTC Markets, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, expiration of any lock-up agreements, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Exercise of options and warrants may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any warrants, options or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock.  Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Investor relations activities, nominal “float” and supply and demand (limited supply) factors may affect the price of our common stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business model is described, as well as newsletters, emails, mailings and/or video or print distributions that describe our business model.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  Our investors may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions at prices that may be significantly lower than the current market price, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  A small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.  Our market price should not be relied upon as a valid indicator of our value until such time as a sustained and established market has been established for our common stock.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 3, 2013 regarding the beneficial ownership of our common stock, based on 100,000,000 shares of common stock issued and outstanding by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer and director; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Yappn Corp., 1001 Avenue of the Americas, 11th Floor, New York, NY 10018. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of April 3, 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Owners
Intertainment Media, Inc. (1)	70,000,000	65.81%
Officers and Directors
David Lucatch (1)	--	--
Steven Wayne Parsons	--	--
Marc Saltzman	--	--
Neil Stiles	--	--
Herb Willer	--	--
All executive officers and directors as a group (5 persons)	0	0

(1)
David Lucatch is the Chief Executive Officer of Intertainment Media, Inc., and, as such, has sole voting and investment power over the 70,000,000 shares of common stock held by Intertainment Media, Inc.  Mr. Lucatch disclaims beneficial ownership over such shares of the Company held by Intertainment Media, Inc.

Item 3.02                      Unregistered Sales of Equity Securities.

The securities described below were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Asset Purchase

On March 28, 2013, the Company entered into the Purchase Agreement with Yappn Sub and IMI.  Pursuant to the terms of the Purchase Agreement, the Company purchased the Yappn assets from IMI for a purchase price of 70,000,000 shares of common stock.  The 70,000,000 shares of common stock issued to IMI are subject to the IMI Lock-up Agreement, which provides that IMI may not, subject to certain exceptions and a leak-out provision, sell or transfer the common stock until the earlier of (i) 18 months from the closing of the Asset Purchase or (ii) the last day of a consecutive 20 trading day period that the Company’s common stock has (x) had a minimum closing price of $0.75 per share and (y) had a minimum trading volume of at least 120,000 shares of common stock per day.  The Asset Purchase, Purchase Agreement and IMI Lock-up Agreement are further described in Section 2.01 herein.

Private Placement

On March 28, 2013, the Company entered into subscription agreements with the Investors whereby it sold an aggregate of 4,001,000 Units for an aggregate purchase price of $401,000. Each of the Units were sold at a purchase price $0.10 per Unit.  As part of the Private Placement (and inclusive in the foregoing), holders of the Company’s 6% Notes, in the aggregate principal amount of $200,000 (plus $1,000 in accrued but unpaid interest), were, by their terms, automatically converted into Units in the Private Placement at a per Unit price of $0.10.  Each Unit consists of: (i) one share of Series A Preferred Stock and (ii) a Warrant to purchase 100% percent of the number of shares purchased in the Private Placement at a per share exercise price of $0.10.

Each share of Series A Preferred Stock is convertible at the option of the holder at any time into one share of the Company’s common stock and has a stated value of $0.10.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the holder beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock.

The Warrants may be exercised until the fifth anniversary of their issuance at a cash exercise price of $0.10 per share, subject to adjustment.   The Warrants contain anti-dilution protection such that (with the exception of Excepted Issuances, as defined in the Warrants) if the Company issues common stock prior to the complete exercise of the Warrant for consideration less than the Exercise Price, then the Exercise Price shall be reduced to such lower price. If at any time after the Effectiveness Date (as defined in the Registration Statement), there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrant, then the holder of such warrant has the right to exercise the warrant by means of a cashless exercise.  The Company is prohibited from effecting the exercise of the Warrants to the extent that as a result of such exercise the holder beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice, 9.99%) in the aggregate of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the Warrants.

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of its common stock underlying the Series A Preferred Stock and the Warrants within 90 days of the final closing of the Private Placement (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.  The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days of the Filing Date (“the Effectiveness Date”).

The Company is obligated to pay to Investors a fee of 1% per month, up to a maximum of 6%, of the Investors’ investment, payable in cash, for every thirty (30) day period (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC and provided further that the Company shall not be obligated to pay liquidated damages at any time following the one year anniversary of the Final Closing Date (as defined in the Subscription Agreements).

The securities purchased in the Private Placement are subject to the terms of the Investor Lock-up Agreement, which provides that all of the shares of Series A Preferred Stock and the Warrants sold in the Private Placement, and the shares of common stock issuable upon conversion of the Series A Preferred Stock and underlying the Warrants, may not, subject to certain exceptions and a leak-out provision, be sold or transferred until the earlier of (i) 12 months from the closing of the Private Placement or (ii) the last day of a consecutive 20 trading day period that the Company’s common stock has (x) had a minimum closing price of $0.75 per share and (y) had a minimum trading volume of at least 120,000 shares of common stock per day.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Yappn Corp., Yappn Acquisition Sub., Inc. and Intertainment Media, Inc., dated March 28, 2013
3.1	Certificate of Designation and Preferences of Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on May 28, 2013
10.1	Lock-Up Agreement by and between Yappn Corp. and Intertainment Media, Inc.
10.2	Form of Warrant
10.3	Form of Subscription Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Investor Lockup Agreement
10.6	Form of Note Purchase Agreement
10.7	Form of Note
10.8	Form of First Amendment to Note Purchase Agreement
10.9	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
10.10	Stock Purchase Agreement
10.11	2013 Equity Incentive Plan
10.12	Bill of Sale dated March 28, 2013
10.13	Services Agreement by and between Ortsbo, Inc., Ortsbo USA, Inc. and Intertainment Media, Inc. dated March 21, 2013
10.14	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: April 3, 2013	/s/ David Lucatch
David Lucatch
Chief Executive Officer